Exhibit 99.1
TRANSACTIONS

Except as previously disclosed in this Schedule 13D, as amended, the following table sets forth all transactions by the Reporting Persons (on behalf of the Funds or Accounts) with respect to the securities of Core Scientific, Inc. effected since March 4, 2026, inclusive of any transactions effected through 4:00 p.m., New York City time, on March 20, 2026. Except as otherwise noted below, all such transactions were purchases or sales of securities of Core Scientific, Inc. effected in the open market, and the table excludes commissions paid in per share prices.

TWO SEAS GLOBAL (MASTER) FUND LP

Type of Security	Amount Purchased/(Sold)	Price Per Security ($) or Contract*	Date of Purchase/Sale
Common Stock	(120,860)	14.876 (1)	3/9/2026
Common Stock	(81,656)	15.140	3/10/2026
Common Stock	(81,656)	15.540 (2)	3/10/2026
Common Stock	(204,141)	15.621 (3)	3/10/2026
Common Stock	(81,656)	15.660	3/10/2026
Common Stock	(163,313)	15.670	3/10/2026
Common Stock	(200,000)	16.089 (4)	3/11/2026
Common Stock	(163,313)	16.250	3/11/2026
Common Stock	(122,484)	16.250	3/11/2026
Common Stock	(122,484)	16.300	3/11/2026
Common Stock	(204,141)	16.426 (5)	3/11/2026
Common Stock	(163,313)	16.510 (6)	3/11/2026
Common Stock	(81,656)	16.520	3/11/2026
Put Option (Exercise Price $14, Expiration 4/17/26)**	8,103 contracts relating to 810,300 shares	0.835	3/12/2026
Put Option (Exercise Price $17, Expiration 4/17/26)	(8,103) contracts relating to (810,300) shares	2.133	3/12/2026
Common Stock	162,794	16.458 (7)	3/17/2026
Call Option (Exercise Price $18, Expiration 3/20/26)	(15,000) contracts relating to (1,500,000) shares	0.050	3/18/2026
Call Option (Exercise Price $25, Expiration 5/15/26)	(20,000) contracts relating to (2,000,000) shares	0.263	3/18/2026
Call Option (Exercise Price $18, Expiration 5/15/26)	20,000 contracts relating to 2,000,000 shares	1.571	3/18/2026
Common Stock	(203,492)	16.670 (8)	3/18/2026
Common Stock	244,190	15.766 (9)	3/20/2026
Common Stock	81,396	15.772 (10)	3/20/2026
Common Stock	122,096	15.742 (11)	3/20/2026

TWO SEAS STRATEGIC INVESTMENT FUND LP

Type of Security	Amount Purchased/(Sold)	Price Per Security ($) or Contract*	Date of Purchase/Sale
Common Stock	(125,000)	14.876 (12)	3/9/2026
Common Stock	(15,547)	15.140	3/10/2026
Common Stock	(15,547)	15.540 (13)	3/10/2026
Common Stock	(38,866)	15.621 (14)	3/10/2026
Common Stock	(15,547)	15.660	3/10/2026
Common Stock	(31,093)	15.670	3/10/2026
Common Stock	(31,093)	16.250	3/11/2026
Common Stock	(23,320)	16.250	3/11/2026
Common Stock	(23,320)	16.300	3/11/2026
Common Stock	(38,866)	16.426 (15)	3/11/2026
Common Stock	(31,093)	16.510 (16)	3/11/2026
Common Stock	(15,547)	16.520	3/11/2026
Put Option (Exercise Price $14, Expiration 4/17/26)**	1,617 contracts relating to 161,700 shares	0.835	3/12/2026
Put Option (Exercise Price $17, Expiration 4/17/26)	(1,617) contracts relating to (161,700) shares	2.133	3/12/2026
Common Stock	31,533	16.458 (17)	3/17/2026
Common Stock	(39,417)	16.670 (18)	3/18/2026
Common Stock	47,300	15.766 (19)	3/20/2026
Common Stock	15,767	15.772 (20)	3/20/2026
Common Stock	23,650	15.742 (21)	3/20/2026

ACCOUNTS

Type of Security	Amount Purchased/(Sold)	Price Per Security ($) or Contract*	Date of Purchase/Sale
Common Stock	(1,242)	14.876 (22)	3/9/2026
Common Stock	(2,898)	14.876 (23)	3/9/2026
Common Stock	(839)	15.140	3/10/2026
Common Stock	(1,958)	15.140	3/10/2026
Common Stock	(839)	15.540 (24)	3/10/2026
Common Stock	(1,958)	15.540 (25)	3/10/2026
Common Stock	(2,098)	15.621 (26)	3/10/2026
Common Stock	(4,895)	15.621 (27)	3/10/2026
Common Stock	(839)	15.660	3/10/2026
Common Stock	(1,958)	15.660	3/10/2026
Common Stock	(1,678)	15.670	3/10/2026
Common Stock	(3,916)	15.670	3/10/2026
Common Stock	(1,678)	16.250	3/11/2026
Common Stock	(1,259)	16.250	3/11/2026
Common Stock	(3,916)	16.250	3/11/2026
Common Stock	(2,937)	16.250	3/11/2026
Common Stock	(1,259)	16.300	3/11/2026
Common Stock	(2,937)	16.300	3/11/2026
Common Stock	(2,098)	16.426 (28)	3/11/2026
Common Stock	(4,895)	16.426 (29)	3/11/2026
Common Stock	(1,678)	16.510 (30)	3/11/2026
Common Stock	(3,916)	16.510 (31)	3/11/2026
Common Stock	(839)	16.520	3/11/2026
Common Stock	(1,958)	16.520	3/11/2026
Put Option (Exercise Price $14, Expiration 4/17/26)**	84 contracts relating to 8,400 shares	0.835	3/12/2026
Put Option (Exercise Price $14, Expiration 4/17/26)**	196 contracts relating to 19,600 shares	0.835	3/12/2026
Put Option (Exercise Price $17, Expiration 4/17/26)	(84) contracts relating to (8,400) shares	2.133	3/12/2026
Put Option (Exercise Price $17, Expiration 4/17/26)	(196) contracts relating to (19,600) shares	2.133	3/12/2026
Common Stock	1,702	16.458 (32)	3/17/2026
Common Stock	3,971	16.458 (33)	3/17/2026
Common Stock	(2,127)	16.670 (34)	3/18/2026
Common Stock	(4,964)	16.670 (35)	3/18/2026
Common Stock	2,553	15.766 (36)	3/20/2026
Common Stock	5,957	15.766 (37)	3/20/2026
Common Stock	851	15.772 (38)	3/20/2026
Common Stock	1,986	15.772 (39)	3/20/2026
Common Stock	1,276	15.742 (40)	3/20/2026
Common Stock	2,978	15.742 (41)	3/20/2026

*Prices reflected on a per share basis. Each option is subject to a 100 contract multiplier.
**Represents a buy to close options transaction.

(1) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $14.80 to $14.95, inclusive. The Reporting Persons undertake to provide to the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased or sold, as applicable, at each separate price within the ranges set forth in footnotes (1) – (41).
(2) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $15.54 to $15.55, inclusive.
(3) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $15.60 to $15.68, inclusive.
(4) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $16.04 to $16.18, inclusive.
(5) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $16.40 to $16.565, inclusive.
(6) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $16.49 to $16.535, inclusive.
(7) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.375 to $16.505, inclusive.
(8) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $16.67 to $16.71, inclusive.
(9) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.461 to $16.11, inclusive.
(10) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.47 to $16.105, inclusive.
(11) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.575 to $15.84, inclusive.
(12) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $14.80 to $14.95, inclusive.
(13) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $15.54 to $15.55, inclusive.
(14) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $15.60 to $15.68, inclusive.
(15) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $16.40 to $16.565, inclusive.
(16) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $16.49 to $16.535, inclusive.
(17) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.375 to $16.505, inclusive.
(18) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $16.67 to $16.71, inclusive.
(19) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.461 to $16.11, inclusive.
(20) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.47 to $16.105, inclusive.
(21) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.575 to $15.84, inclusive.
(22) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $14.80 to $14.95, inclusive.
(23) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $14.80 to $14.95, inclusive.
(24) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $15.54 to $15.55, inclusive.
(25) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $15.54 to $15.55, inclusive.
(26) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $15.60 to $15.68, inclusive.
(27) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $15.60 to $15.68, inclusive.
(28) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $16.40 to $16.565, inclusive.
(29) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $16.40 to $16.565, inclusive.
(30) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $16.49 to $16.535, inclusive.
(31) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $16.49 to $16.535, inclusive.
(32) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.375 to $16.505, inclusive.
(33) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.375 to $16.505, inclusive.
(34) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $16.67 to $16.71, inclusive.
(35) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $16.67 to $16.71, inclusive.
(36) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.461 to $16.11, inclusive.
(37) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.461 to $16.11, inclusive.
(38) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.47 to $16.105, inclusive.
(39) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.47 to $16.105, inclusive.
(40) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.575 to $15.84, inclusive.
(41) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.575 to $15.84, inclusive.